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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): May 16, 2002


                             American Group Inc.
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             (Exact name of registrant as specified in its charter)


          Nevada                      0-30474                   88-0326984
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                      Identification No.)



5295 Town Centre Road  Boca Raton, FL                                  33486
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(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code          561-394-2443
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         (Former name or former address, if changed since last report.)



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Item 5. Other Information.
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                  The Company announced on May 16, 2002 its position regarding the recent increase in trading activity and share volume of its stock. The Company states that it is unaware of and has no knowledge of any event that would cause or result in trading of this nature. Attached is exhibit 99.1 which is a copy of the press release.

                  The Company notes that a press release issued on May 15, 2002 relating to the acquisition of certain real estate is totally unrelated to our Company. The Company is unaware of the source of the press release or why its symbol was included in that press release.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                     AMERICAN GROUP INC.



Date:    May 16, 2002                                By: /s/ ROBERT I. CLAIRE
                                                         ----------------------
                                                         Robert I. Claire
                                                         President